Exhibit 99.1

Soluna Acquires Full Ownership of Project Dorothy 1B, Completing Equity Consolidation of Dorothy 1 Campus

Approximately $8.8M Acquisition Closes the Vertically Integrated Ownership of Dorothy 1, Positioning the campus for AI conversion

ALBANY, NY, May 20, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced the acquisition of the remaining equity interest in Project Dorothy 1B (“D1B”) from Navitas Global, for approximately $8.8 million. The transaction gives Soluna complete equity ownership of D1B, located in Silverton, Texas, and marks the next step in the Company’s consolidation of equity ownership across the Dorothy campus, following the $53 million acquisition of the Briscoe Wind Farm and the $16.5 million acquisition of Project Dorothy 1A earlier this year.

With the Briscoe Wind Farm providing 150 megawatts of owned renewable power and now 100% equity control of both D1A and D1B, Soluna has assembled the full generation-to-compute ownership chain of 50 MWs at Project Dorothy 1. This unencumbered ownership position is a prerequisite for converting the campus to AI and high-performance computing workloads, and for marketing Dorothy 3, the Company’s next-phase AI infrastructure development, to prospective customers.

“Completing the acquisition of Dorothy 1 is an important step in our broader roadmap toward building Dorothy 3 for AI and high-performance computing,” said John Belizaire, CEO of Soluna. “We can now decide when and how we convert, bring in the right partners on our terms, and present Dorothy 3 to AI customers as a fully controlled, powered campus.

Transaction Details

Term	Detail
Total Purchase Price	$8,765,490
Financing	Balance sheet cash
Seller	Navitas Global (Navitas West Texas Investments)
Interests Acquired	49% (remaining equity interest in D1B)
Post-Closing Ownership	100% of Project Dorothy 1B
Closing Date	May 19, 2026

The Company is actively evaluating opportunities related to Dorothy 2 as part of its broader campus development strategy. Soluna’s development pipeline now exceeds 4.3 gigawatts, including more than 1 gigawatt of projects in development, construction, and operations.

For more information, visit Soluna’s Investor Center at www.solunacomputing.com/investors. More on Project Dorothy and Soluna’s data center projects is available at www.solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to our ability to develop and deploy AI and high-performance computing infrastructure at Project Dorothy, the growth and conversion of our project pipeline, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 30, 2026. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co